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                                                                EXHIBIT 99.B11

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MasterWorks Funds Inc.


We consent to the use of our report dated April 3, 1998 for Money Market Fund of MasterWorks Funds Inc. incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" and "Independent Auditors" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG Peat Marwick LLP

San Francisco, California
September 1, 1998